Exhibit 99.15

SECOND AMENDMENT TO ECONOMIC DEVELOPMENT AGREEMENT

This SECOND AMENDMENT TO ECONOMIC DEVELOPMENT AGREEMENT (the “Second Amendment”) dated as of February 20, 2024, by and among SUNSET AT BROKEN ARROW, LLC, a Colorado limited liability company (the “Developer”), BROKEN ARROW ECONOMIC DEVELOPMENT AUTHORITY an Oklahoma public trust (the “Authority”), and the CITY OF BROKEN ARROW, OKLAHOMA, a municipal corporation (the “City”), as beneficiary of the Authority.

WITNESSETH:

WHEREAS, the Developer, the Authority and the City entered into that certain Economic Development Agreement dated October 3, 2023 (the “Agreement”); and

WHEREAS, the terms and conditions of the Agreement require that the parties to the Agreement take certain actions no later than February 20, 2024; and

WHEREAS, pursuant to Section 2.1 of the Agreement, the parties agree that an extension of certain deadlines set forth in the Agreement is necessary.

NOW, THEREFORE, in consideration of the promises and mutual obligations herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby covenant and agree with each other as follows:

1.	AMENDMENT TO SECTION 2.1

The first paragraph of Section 2.1 is hereby deleted in its entirety and replaced with the following:

2.1. MUTUAL CONDITIONS PRECEDENT. The obligations of the Authority, the City, and the Developer to proceed with their respective obligations are subject to the satisfaction or waiver of the following conditions precedent set forth in this Section 2.1. As of the date of the First Amendment on January 31, 2024, items A, B, C and D below have been completed. As of the date of the Second Amendment, Item E has been completed. Item F below shall be completed no later than April 30, 2024, or such later date as may be mutually agreed upon by the parties hereto. Failure by any party to timely complete its obligations under this Section 2.1 shall be a breach of this Agreement unless a mutually agreed extension of the timeline to complete such obligation is entered into prior to April 30, 2024. Any additional extension of the deadline to complete the conditions precedent set forth in item F below shall result in a corresponding extension in any deadline for the Developer to complete its obligations under this Agreement.

All other provisions of Section 2.1 shall remain in full force and effect.

2.	NO OTHER AMENDMENTS.

All other provisions of the Agreement, except as amended herein, shall remain in full force and effect and are hereby ratified in all respects. In the event of any inconsistency between the terms and conditions of this Second Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

3.	BINDING EFFECT.

This Second Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

4.	COUNTERPARTS.

The parties may execute this Second Amendment in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

5.	FACSIMILE AND ELECTRONIC SIGNATURE.

This Second Amendment may be executed by facsimile signatures transmitted by electronic mail or any other electronic signature platform and any such executed versions shall be binding upon the parties hereto as if the signatures were originally executed.

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IN WITNESS WHEREOF, the Developer has caused this Second Amendment to be duly executed and delivered as of the date first above written.

SUNSET AT BROKEN ARROW, LLC,
an Oklahoma limited liability company

By:	/s/ JW Roth
Name:	JW Roth
Title:	Manager

IN WITNESS WHEREOF, the Authority has caused this Second Amendment to be duly executed and delivered as of the date first above written.

BROKEN ARROW ECONOMIC
DEVELOPMENT AUTHORITY,
an Oklahoma public trust

(SEAL)	By:
	Name:	Debra Wimpee
ATTEST:	Title:	Chairman

By:
Name:	Curtis Green
Title:	Secretary

IN WITNESS WHEREOF, the City has caused this Second Amendment to be duly executed and delivered as of the date first above written.

CITY OF BROKEN ARROW, OKLAHOMA,
a municipal corporation

(SEAL)	By:
	Name:	Debra Wimpee
ATTEST:	Title:	Chairman

By:
Name:	Curtis Green
Title:	Secretary